                                  SCHEDULE 14A
                                 (RULE 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                     EXCHANGE ACT OF 1934 (AMENDMENT NO.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement    [ ]  Confidential, for Use of the Commission
                                         Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12


                         INTERNET CAPITAL GROUP, INC.
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                (Name of Registrant as Specified in Its Charter)

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    (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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     (4)  Proposed maximum aggregate value of transaction:

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     (5)  Total fee paid:

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[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1)  Amount previously paid:

        ------------------------------------------------------------------------

     (2)  Form, schedule or registration statement no.:

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     (3)  Filing party:

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     (4)  Date filed:

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

                         [INTERNET CAPITAL GROUP LOGO]

                          INTERNET CAPITAL GROUP, INC.

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                                  BUILDING 600
                              435 DEVON PARK DRIVE
                                WAYNE, PA 19087
                             PHONE: (610) 230-4300
                              FAX: (610) 989-0112

Dear Internet Capital Group Stockholders:

You are invited to attend the Internet Capital Group, Inc. 2001 Annual Meeting of Stockholders.

Date:   May 30, 2001
Time:   10:00 a.m.
Place:   The Desmond Great Valley
         One Liberty Boulevard
         Malvern, Pennsylvania 19355

Only stockholders who owned stock at the close of business on April 10, 2001 can vote at this meeting or any adjournments that may take place.

The purposes of the Annual Meeting are:

     (1) to elect two Class II directors, both for a term of three years and until their respective successors have been elected and qualified;

     (2) to ratify the appointment of KPMG LLP as the Company's independent auditors for the fiscal year ending December 31, 2001; and

     (3) to transact any other business that may properly come before the meeting.

For those of you who are unable to attend the meeting in person, we invite you to listen over the Internet through our website at http://www.internetcapital.com/investors/.

We consider your vote important and encourage you to vote as soon as possible.

By Order of the Board of Directors

/s/ Henry N. Nassau

Henry N. Nassau                                                   April 27, 2001
Secretary

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

                                PROXY STATEMENT

This Proxy Statement and the accompanying proxy card are being mailed on or about April 27, 2001 to owners of shares of Internet Capital Group, Inc. (the "Company") Common Stock in connection with the solicitation of proxies by the Board of Directors for the 2001 Annual Meeting of Stockholders. This proxy procedure is necessary to permit all Common Stock stockholders, many of whom live throughout the United States of America and in foreign countries and are unable to attend the Annual Meeting, to vote. The Board of Directors encourages you to read this document thoroughly and to take this opportunity to vote on the matters to be decided at the Annual Meeting.
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                                    CONTENTS

                                                                PAGE
                                                                ----
Voting Procedures...........................................      1
Corporate Governance........................................      2
Election of Directors (Item 1 on Proxy Card)................      3
Ratification of Appointment of Independent Auditors (Item 2
  on Proxy Card)............................................      4
Submission of Stockholder Proposals and Director
  Nominations...............................................      5
Audit Committee.............................................      6
Executive Compensation......................................      7
Compensation Tables.........................................      9
Other Forms of Compensation.................................     11
Stock Performance Graph.....................................     13
Security Ownership of Certain Beneficial Owners and
  Directors and Officers....................................     14
Certain Relationships and Related Transactions..............     15
Executive Officers..........................................     17
Section 16(a) Beneficial Ownership Reporting Compliance.....     18
Separation of Employment Agreement..........................     18
Compensation Committee Interlocks and Insider
  Participation.............................................     19
Other Business..............................................     19
Exhibit A -- Audit Committee Charter

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                          INTERNET CAPITAL GROUP, INC.
                              435 DEVON PARK DRIVE
                                  BUILDING 600
                           WAYNE, PENNSYLVANIA 19087

                               VOTING PROCEDURES

YOUR VOTE IS VERY IMPORTANT. Your shares can only be voted at the Annual Meeting if you are present or represented by proxy. Whether or not you plan to attend the Annual Meeting, you are encouraged to vote by proxy to assure that your shares will be represented. You may revoke this proxy at any time before it is voted by written notice to the Secretary of the Company, by submission of a proxy bearing a later date or by casting a ballot at the Annual Meeting. Properly executed proxies that are received before the Annual Meeting's adjournment will be voted in accordance with the directions provided. If no directions are given, your shares will be voted by one of the individuals named on your proxy card as recommended by the Board of Directors. If you wish to give a proxy to someone other than those named on the proxy card, you should cross out those names and insert the name(s) of the person(s), not more than four, to whom you wish to give your proxy.

WHO CAN VOTE? Stockholders as of the close of business on April 10, 2001 are entitled to vote. On that day, about 278,492,130 shares of Common Stock were outstanding and eligible to vote. Each share is entitled to one vote on each matter presented at the Annual Meeting. A list of stockholders eligible to vote will be available at the offices of Dechert, 4000 Bell Atlantic Tower, 1717 Arch Street, Philadelphia, Pennsylvania beginning May 17, 2001. Stockholders may examine this list during normal business hours for any purpose relating to the Annual Meeting.

HOW DOES THE BOARD RECOMMEND I VOTE? The board recommends a vote FOR each board nominee and FOR ratification of the appointment of KPMG LLP as the Company's independent auditors.

WHAT SHARES ARE INCLUDED IN THE PROXY CARD? Each proxy card you receive represents all the shares of Common Stock registered to you in that particular account. You may receive more than one proxy card if you hold shares which are either registered differently or in more than one account. Each share of Common Stock that you own entitles you to one vote.

HOW DO I VOTE? There are three ways to vote: by telephone; via the Internet; or by returning the proxy card. To vote by telephone or via the Internet, follow the instructions set forth on each proxy card you receive. To vote by mail, sign and date each proxy card you receive, mark the boxes indicating how you wish to vote, and return the proxy card in the pre-paid envelope provided. Do not return the proxy card if you vote via the Internet or by telephone.

HOW ARE VOTES COUNTED? The Annual Meeting will be held if a quorum, consisting of a majority of the outstanding shares of Common Stock entitled to vote, is represented. Broker non-votes, votes withheld and abstentions will be counted for purposes of determining whether a quorum has been reached. When nominees, such as banks and brokers, holding shares on behalf of beneficial owners do not receive voting instructions from the beneficial owners by the tenth day before the Annual Meeting, the nominees may vote those shares only on matters deemed routine by Nasdaq, such as Items 1 and 2 in the Notice of Annual Meeting of Stockholders. On non-routine matters, nominees cannot vote and there is a so-called "broker non-vote" on that matter. Because Item 2 must be approved by a majority of the votes cast, abstentions will have no effect on this proposal. Because directors are elected by a plurality of the votes cast, abstentions will have no effect on the election of directors.

WHO WILL COUNT THE VOTE? The Company's Transfer Agent and Registrar, Mellon Investor Services LLC, will tally the vote.

WHO IS SOLICITING THIS PROXY? Solicitation of proxies is made on behalf of the Board of Directors of the Company. The Company will pay the cost of preparing, assembling and mailing the notice of Annual Meeting, proxy statement and proxy card. The Company has also hired D.F. King & Co., Inc., a proxy solicitation firm, for a fee of $9,000 plus expenses. In addition to the use of mail, proxies may be solicited by directors, officers and regular employees of the Company, without additional compensation, in person or by telephone or other electronic means. The Company will reimburse brokerage houses and other nominees for their expenses in forwarding proxy material to beneficial owners of the Company's stock.

WHAT IF I CAN'T ATTEND THE MEETING? If you are unable to attend the meeting in person, we invite you to listen to the meeting over the Internet through our website at http://www.internetcapital.com/investors/. Please go to our website approximately fifteen minutes early to register and download any necessary audio software. If you do not attend the meeting in person you must vote your shares by proxy, via the Internet or by telephone if you intend to vote.

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                              CORPORATE GOVERNANCE

In accordance with the Delaware General Corporation Law and the Company's Restated Certificate of Incorporation and Amended and Restated By-Laws (the "By-Laws"), the Company's business, property and affairs are managed under the direction of the Board of Directors. Although directors are not involved in the day-to-day operating details, they are kept informed of the Company's business through written reports and documents provided to them regularly, as well as by operating, financial and other reports presented by the officers of the Company at meetings of the Board of Directors and committees of the Board of Directors.

MEETINGS OF THE BOARD OF DIRECTORS. The Board of Directors held 13 meetings in 2000. Each of the incumbent directors, other than Warren V. Musser, attended at least 75% of the Board of Directors and committee meetings to which the director was assigned.

COMMITTEES OF THE BOARD OF DIRECTORS. The Board of Directors has established three standing committees.

Acquisition Committee -- reviews and approves any acquisition where (a) the consideration for that transaction exceeds $5 million but is equal to or less than $15 million, or (b) the aggregate consideration for transactions funding in the calendar quarter with consideration equal to or less than $15 million has exceeded $25 million but is equal to or less than $60 million. The Acquisition Committee, formed in December 2000, did not hold any meetings during 2000. The current members of the Acquisition Committee are Messrs. Buckley, Gerrity and Keith.

Audit Committee -- monitors the Company's compliance with appropriate legal and regulatory standards and requirements. The Audit Committee annually recommends independent auditors for appointment by the Board and ratification by stockholders, reviews the performance of the independent auditors and the terms of their engagement, and exercises oversight of their activities. It serves as an independent and objective party to monitor the Company's financial reporting process and internal control systems, along with reviewing and appraising the audit efforts of the Company's independent auditors and internal auditors. It also provides an open avenue of communication among the independent auditors, financial and senior management, the internal auditors and the Board. The Audit Committee Charter is attached to this proxy statement as Exhibit A. The Audit Committee held four (4) meetings during 2000. The current members of the Audit Committee are Messrs. Berkman, Gerrity and Musser. Messrs. Berkman and Gerrity are "independent" as defined by applicable Nasdaq rules; however, Mr. Musser is not independent. The Audit Committee will be composed solely of independent directors prior to June 14, 2001.

Compensation Committee -- reviews the total compensation package for all executive officers, including, when appropriate, the grant of stock options under the Company's stock option plan and other long-term incentives under any other Company program. The Compensation Committee also administers the Company's Membership Profit Interest Plan, 1999 Equity Compensation Plan and Long-Term Incentive Plan. The Compensation Committee annually reviews the total compensation package of each executive officer and approves the general compensation policy and practice for all other employees. The Committee also evaluates the performance of the Chief Executive Officer against pre-established criteria and it reviews with the Chief Executive Officer the performance of the executive officers who report to the Chief Executive Officer. The Compensation Committee held 12 meetings during 2000. The current members of the Compensation Committee are Messrs. Gerrity, Keith and Solvik.

DIRECTOR COMPENSATION. Directors do not receive cash compensation for their services as directors;
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

however, they are reimbursed for the expenses they incur in attending meetings of the Board of Directors or board committees. Non-employee directors of the Company also are awarded options to purchase Common Stock under the 1999 Equity Compensation Plan.

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                             ELECTION OF DIRECTORS
                              ITEM 1 ON PROXY CARD

The Company's By-Laws provide that the Company's business shall be managed by a Board of Directors of not less than five and not more than nine directors, with the number of directors to be fixed by the Board of Directors from time to time. The By-Laws also divide the Company's Board of Directors into three classes:
Class I, Class II and Class III, each class being as nearly equal in number as possible. The directors in each class serve terms of three years and until their respective successors have been elected and have qualified. There are currently two Class I directors, two Class II directors and three Class III directors.

The term of office of one class of directors expires each year in rotation so that one class is elected at each annual meeting of stockholders for a three year term. The term of the two Class II directors, Robert E. Keith, Jr. and Peter A. Solvik, will expire at the Annual Meeting. Mr. Solvik, who has been a director since May 1999, has decided to retire from the Board of Directors at the time of the meeting and therefore will not stand for re-election. In order that each class of directors be comprised of an equal number of directors, Dr. Thomas P. Gerrity, an incumbent Class III Director, has resigned as a Class III Director effective the time of the Annual Meeting and is being nominated as a Class II Director. The other four (4) directors will remain in office for the remainder of their respective terms, as indicated below.

Director candidates are nominated by the Board of Directors. Stockholders are also entitled to nominate director candidates for the Board of Directors in accordance with the procedures set forth in the By-Laws.

At the Annual Meeting, two Class II directors are to be elected. Both of the director nominees are currently directors of the Company. Both nominees have consented to being named as nominees for directors of the Company and have agreed to serve if elected. The directors will be elected to serve for three year terms and until their successors have been elected and have qualified. If either or both of the nominees should become unavailable to serve at the time of the Annual Meeting, the shares represented by proxy will be voted for any remaining nominee and any substitute nominee(s) designated by the Board of Directors. Director elections are determined by a plurality of the votes cast.

Set forth below is information regarding each nominee for Class II director and each Class I and Class III director, each of whose term will continue after the Annual Meeting.

NOMINEES FOR CLASS II DIRECTORS

Dr. Thomas P. Gerrity. Dr. Gerrity has served as a director since December 1998. Dr. Gerrity also served as the Dean of The Wharton School of the University of Pennsylvania from July 1990 to June 1999. He is currently Professor and Director of the Wharton School e-Business Initiative. Dr. Gerrity also serves as a director of CVS Corporation, Fannie Mae, ICG Commerce Holdings, Inc., Investor Force Holdings, Inc., Knight-Ridder, Inc., Reliance Group Holdings, Inc., and Sunoco, Inc. and as a trustee of MAS Funds. Age: 59.

Robert E. Keith, Jr. Mr. Keith has served as the Chairman of the Board of Directors since the Company's inception in March 1996. Mr. Keith was appointed Vice Chairman of the Board of Safeguard Scientifics, Inc. in February 1999 and became a member of the Office of the Chief Executive of Safeguard Scientifics, Inc. in April 2001. Mr. Keith has been a Managing Director of TL Ventures and its predecessor funds since 1988. He has served as President since 1991, and as Chief Executive Officer since 1996, of Technology Leaders Management, Inc., a private equity capital management company, a subsidiary of Safeguard Scientifics, Inc., and following its formation in 1996, Mr. Keith has served as President and Chief Executive Officer of TL Ventures LLC, also a private equity capital management company. Mr. Keith serves as a director of Aberdeen Group, Inc., American Education Centers, Inc., Cambridge Technology Partners (Massachusetts), Inc., Circles Company Associates, Inc., European Webgroup, Naviant, Inc., SunSource, Inc., Surgency, Inc., and Transportation.com LLC. Age: 59

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR BOTH OF THE LISTED NOMINEES.

INCUMBENT CLASS I DIRECTORS -- TO CONTINUE IN OFFICE FOR TERMS EXPIRING IN 2003

David J. Berkman. Mr. Berkman joined the Board of Directors on January 1, 2001. He is the Managing Partner of Liberty Associated Partners, LP, a venture capital firm primarily engaged in the telecommunications, technology, and internet market segments. Formerly, Mr. Berkman was the Executive Vice President and Director of the Associated Group, Inc., a publicly traded firm recently sold to AT&T Corp. and Liberty Media Corp. Currently, he is a member of the Board of Directors of Clearwire, Inc., a wireless data carrier, Entercom, Inc., the fourth largest US Radio Broadcaster, and V-Span, Inc., a video conferencing service provider. Mr. Berkman also serves on the Board of Trustees of the Philadelphia Regional Performing Arts Center and The Franklin Institute. Age 39.

Warren V. Musser. Mr. Musser has served as a director of the Company since March 2000. Mr. Musser served as Chairman and Chief Executive Officer of Safeguard Scientifics, Inc. from 1953 until April 2001. He is currently the non-executive Chairman of the Board of Safeguard Scientifics, Inc. Mr. Musser is Chairman of the Board of Cambridge Technology Partners (Massachusetts), Inc. He is also a director of CompuCom Systems, Inc. and TyCom, Ltd. and a trustee of Brandywine Realty Trust. Mr. Musser serves on a variety of civic, educational and charitable boards of directors, and serves as Vice President/ Development, Cradle of Liberty Council, Boy Scouts of America, Vice Chairman of The Eastern Technology Council, and Chairman of the Pennsylvania Partnership on Economic Education. Age 74.

INCUMBENT CLASS III DIRECTORS -- TO CONTINUE IN OFFICE FOR TERMS EXPIRING IN
2002

Walter W. Buckley, III. Mr. Buckley is a co-founder and has served as President and Chief Executive Officer and as a director of the Company since March 1996. Prior to co-founding the Company, Mr. Buckley worked for Safeguard Scientifics, Inc. as Vice President of Acquisitions from 1991 to February 1996. Mr. Buckley directed many of Safeguard Scientifics' investments and was responsible for developing and executing Safeguard Scientifics' multimedia and Internet investment strategies. Mr. Buckley serves as a director of ICG Commerce Holdings, Inc., Safeguard Scientifics, Inc., VerticalNet, Inc. and XL Vision, Inc. Age: 41.

Kenneth A. Fox. Mr. Fox is a co-founder and has served as a Managing Director since the Company's inception in March 1996. Mr. Fox has also served as a director since February 1999. Prior to co-founding the Company, Mr. Fox served as Director of West Coast Operations for Safeguard Scientifics, Inc. and Technology Leaders II, L.P., a venture capital partnership, from 1994 to 1996. In this capacity, Mr. Fox led the development of and managed the West coast operations for these companies. Mr. Fox serves as a director of eCredit.com, Inc., Onvia.com, Inc. and RightWorks Corporation. Age: 30.
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                         RATIFICATION OF APPOINTMENT OF
                              INDEPENDENT AUDITORS
                              ITEM 2 ON PROXY CARD

Subject to stockholder ratification, the Board of Directors, acting upon the recommendation of the Audit Committee, has reappointed the firm of KPMG LLP, certified public accountants, as independent auditors to examine the financial statements of the Company for 2001. Ratification requires the affirmative vote of a majority of eligible shares present at the Annual Meeting, in person or by proxy, and voting thereon. Unless otherwise specified by the stockholders, the shares of stock represented by the proxy will be voted for ratification of the appointment of KPMG LLP as independent auditors to audit and report upon the financial statements of the Company for fiscal year 2001. If this appointment is not ratified by the stockholders, the Audit Committee may reconsider its recommendation.

One or more representatives of KPMG LLP are expected to be at the Annual Meeting. They will have an opportunity to make a statement and will be available to respond to appropriate questions.

                                   AUDIT FEES

The aggregate fees billed by KPMG LLP for professional services rendered for the audit of the Company's annual financial statements for the fiscal year ended December 31, 2000 and the reviews of the financial statements included in the Company's Forms 10-Q for that fiscal year were $542,100. In addition, aggregate fees billed by KPMG LLP for similar services to the Company's majority-owned subsidiaries for the fiscal year ended December 31, 2000 were $371,000.

          FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION FEES

The aggregate fees billed by KPMG LLP for financial information systems design and implementation for the fiscal year ended December 31, 2000 were $78,600. In addition, aggregate fees billed by KPMG LLP for similar services to the Company's majority-owned subsidiaries for the fiscal year ended December 31, 2000 were $151,000.

                                 ALL OTHER FEES

For the fiscal year ended December 31, 2000, KPMG LLP billed $1,219,500 in aggregate fees for professional services rendered to the Company other than the audit and financial information systems design and implementation fees noted above. These fees were generally for services related to business acquisitions, accounting consultations and tax planning. In addition, aggregate fees billed by KPMG LLP for professional services rendered to the Company's majority-owned subsidiaries other than the audit and financial information systems design and implementation fees noted above for the fiscal year ended December 31, 2000 were $1,499,400. These fees were generally for services related to business acquisitions, accounting consultations, registration statements and tax planning and compliance.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR RATIFICATION.
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                    SUBMISSION OF STOCKHOLDER PROPOSALS AND
                              DIRECTOR NOMINATIONS

Under the rules of the Securities and Exchange Commission, stockholders wishing to have a proposal included in the Company's Proxy Statement for the 2002 Annual Meeting of Stockholders must submit the proposal so that the Secretary of the Company receives it no later than December 27, 2001. The Securities and Exchange Commission rules set forth standards as to what stockholder proposals are required to be included in a proxy statement. Under the Company's By-Laws, certain procedures must be followed for a stockholder to nominate persons as directors or to introduce a proposal at an annual meeting. A stockholder wishing to make a nomination for election to the Board of Directors must submit written notice of the stockholder's intention to make such nomination so that the Chairman of the Board receives it not less than 90 days nor more than 120 days prior to the annual meeting at which such nomination is to occur. A stockholder wishing to have a proposal presented at an annual meeting must submit the proposal so that the Secretary of the Company receives it not less than 90 days nor more than 120 days prior to the first anniversary of the preceding year's annual meeting; provided; however, that in the event that the date of the meeting is advanced by more than 20 days from such anniversary date, notice by the stockholder must be received no later than the close of business on the 10th day following the earlier of the date on which notice of the date of the meeting was mailed or public disclosure was made. The Company's By-Laws set forth certain informational requirements for stockholders' nominations of directors and proposals.
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

                                AUDIT COMMITTEE

                         REPORT OF THE AUDIT COMMITTEE
                           OF THE BOARD OF DIRECTORS
                   ON THE FINANCIAL STATEMENTS OF THE COMPANY
                 AND THE INDEPENDENCE OF THE COMPANY'S AUDITORS

REPORT OF THE AUDIT COMMITTEE TO THE FULL BOARD OF DIRECTORS OF INTERNET CAPITAL GROUP, INC.

The Audit Committee oversees the Company's financial reporting process on behalf of the Company's Board of Directors. Management has the primary responsibility for the financial statements and the reporting process including the systems of internal controls.

In fulfilling its oversight responsibilities, the Audit Committee reviewed the audited financial statements in the 2000 Annual Report with management, including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments and the clarity of disclosures in the financial statements.

The Audit Committee reviewed with the independent auditors, who are responsible for expressing an opinion on the conformity of those financial statements with accounting principles generally accepted in the United States of America, their judgments as to the quality, not just the acceptability, of the Company's accounting principles. The Audit Committee discussed with the Company's independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61. The Audit Committee received the written disclosures and the letter from the Company's independent auditors required by Independence Standards Board Standard No. 1. In addition, the Audit Committee discussed with the independent auditors their independence, including the compatibility of nonaudit services with the auditor's independence.

The Audit Committee discussed with the Company's independent auditors the overall scope and plans for their audit. The Audit Committee met with the independent auditors, with and without management present, to discuss the results of their examination, their evaluation of the Company's internal controls, and the overall quality of the Company's financial reporting. The Audit Committee held four (4) meetings during the fiscal year 2000.

In reliance on the reviews and discussions referred to above, the Audit Committee recommended that the audited financial statements be included in the Annual Report on Form 10-K for fiscal year ended December 31, 2000 for filing with the Securities and Exchange Commission. The Audit Committee has also recommended, subject to stockholder approval, the selection of the Company's independent auditors.

                                          AUDIT COMMITTEE
                                          Dr. Thomas P. Gerrity, Chairman
                                          David J. Berkman
                                          Warren V. Musser

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                                        6

                             EXECUTIVE COMPENSATION

                      REPORT OF THE COMPENSATION COMMITTEE
                           OF THE BOARD OF DIRECTORS
                           ON EXECUTIVE COMPENSATION

REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS ON EXECUTIVE COMPENSATION

Role of Committee. The Compensation Committee establishes, oversees and directs the Company's executive compensation programs and policies and administers the Company's stock option and long-term incentive plans. The Compensation Committee seeks to align executive compensation with Company objectives and strategies, business financial performance and enhanced stockholder value. The Compensation Committee consists of three non-employee directors.

The Compensation Committee regularly reviews and approves generally all compensation and fringe benefit programs of the Company and also reviews and determines the actual compensation of the Company's executive officers, as well as all stock option grants and cash incentive awards to all key employees. The Compensation Committee also reviews and makes recommendations to the Board of Directors on policies and programs for the development of management personnel and management structure and organization. The Compensation Committee reviews and administers the Company's Membership Profit Interest Plan, 1999 Equity Compensation Plan and 1999 Long-Term Incentive Plan.

The Compensation Committee's objectives include (i) attracting and retaining exceptional individuals as executive officers and (ii) providing key executives with motivation to perform to the full extent of their abilities, to maximize Company performance and deliver enhanced value to the Company's stockholders. The Compensation Committee believes it is important to place a greater percentage of executive officers' total compensation, principally in the form of equity, at risk than that of non-executives by tying executive officers' compensation directly to the performance of the business and value of the Common Stock. Executive compensation consists primarily of an annual salary, annual bonuses linked to the performance of the Company and long-term equity-based compensation.

Compensation. Annual compensation consists of base salaries and incentive bonuses. Base salaries are established initially on the basis of subjective factors, including experience, individual achievements and the level of responsibility assumed at the Company. The Compensation Committee reviews executive officers' annual compensation annually to adjust such annual compensation based on each executive officer's past performance, expected future contributions, the scope and nature of responsibilities of the executive officer, including changes in such responsibilities, and market compensation practices.

The Compensation Committee believes that a portion of the executives' annual compensation in the form of incentive bonuses and long-term incentive plan awards should be tied to the achievement of the Company's annual goals in order to reward individual performance and overall Company success. Such goals relate to achievement of the Company's strategic targets, operating budget and business milestones. Additionally, a portion of each officer's bonus is based on subjective criteria particular to each officer's individual performance.

In addition to base salaries and incentive bonuses, the Compensation Committee also grants stock options to executive officers and other key employees of the Company and its subsidiaries in order to focus the efforts of these employees on the long-term enhancement of profitability and stockholder value. Awards under these employee stock option plans may be in the form of options, restricted stock or stock appreciation rights. Options, which have a fixed exercise price, vest over a four-year or five-year period and have an exercise price equal to the market value of the Common Stock on the date of grant, were granted to executive officers and other key employees in 2000.

2000 Chief Executive Officer. The Compensation Committee determined the 2000 compensation of Mr. Buckley, Chief Executive Officer, in accordance with the above discussion. Specifically, the

Compensation Committee granted Mr. Buckley a base salary and eligibility under the 2000 annual incentive bonus plan, with the bonus eligibility being based on his individual performance, overall leadership and management of the Company, and most importantly, the performance of the Company.

At the end of 2000, the Compensation Committee evaluated the performance of Mr. Buckley in delivering against specific business goals established at the beginning of the year. Most goals established were achieved and in some cases exceeded by Mr. Buckley; however, certain financial milestones were not achieved. Moreover, Mr. Buckley and the Compensation Committee were sensitive to the decline in the Company's stock price during 2000 and the attendant impact to stockholders. Accordingly, after conversations with Mr. Buckley, the Compensation Committee decided not to declare any 2000 incentive bonus for Mr. Buckley.

2000 Compensation for Executive Officers. At the end of 2000, the Compensation Committee reviewed the performance of executive officers other than the Chief Executive Officer and declared bonuses for those executives in their first year of service based on certain agreed upon arrangements and declared bonuses for other executives based on the Company's achievement of certain agreed upon milestones. In early 2001, the Compensation Committee determined that no distributions would be made pursuant to the Company's long-term incentive plan related to fiscal year 2000 because a threshold requirement for distribution under the plan was not met.

Deductibility of Compensation. Section 162(m) of the Internal Revenue Code provides that publicly held companies may not deduct in any taxable year compensation paid to any of the individuals named in the Summary Compensation Table in excess of one million dollars that is not "performance-based." To qualify as "performance-based" compensation, the Compensation Committee's discretion to grant incentive awards must be strictly limited. Grants of stock options and SARs under the Company's plans generally will meet the requirements of "performance-based compensation." Restricted stock grants generally will not qualify as, and performance units may not qualify as, "performance-based compensation." The Compensation Committee believes that the benefit of retaining the ability to exercise discretion under the Company's incentive compensation plans outweighs the limited risk of loss of tax deductions under Section 162(m). Therefore, because the 1999 Equity Compensation Plan and the Membership Profit Interest Plan have been approved by the Company's stockholders, the Compensation Committee does not currently plan to take any action to qualify any of the incentive compensation plans under Section 162(m).

                                          COMPENSATION COMMITTEE
                                          Peter A. Solvik, Chairman
                                          Dr. Thomas P. Gerrity
                                          Robert E. Keith, Jr.
--------------------------------------------------------------------------------

                              COMPENSATION TABLES

EXECUTIVE COMPENSATION

The following table sets forth, for the fiscal years ending December 31, 2000, 1999 and 1998, certain information regarding the cash compensation paid by the Company, as well as certain other compensation paid or accrued for such year, to each of the executive officers of the Company named below, in all capacities in which they served.

                           SUMMARY COMPENSATION TABLE

                                                                                     Long-Term
                                                                                    Compensation
                                                         Annual                        Awards
                                                      Compensation                  ------------
                                         ---------------------------------------     Securities
                                                                  Other Annual       Underlying        All Other
Name and Principal Position      Year     Salary      Bonus      Compensation(1)      Options       Compensation(2)
-------------------------------  ----    --------    --------    ---------------    ------------    ---------------
Walter W. Buckley, III.........  2000    $352,564          --             --                --          $3,867
  President and Chief            1999    $250,000    $187,500(3)          --         2,000,000              --
  Executive Officer              1998    $159,769    $ 96,000             --         2,600,000              --
Douglas A. Alexander(4)........  2000    $391,453    $138,800       $226,611                --          $  850
  Managing Director, Operations  1999    $225,000    $135,000(5)          --         1,000,000              --
                                 1998    $225,000    $100,000             --         2,500,000              --
Nigel D. Andrews(6)............  2000    $181,604    $ 87,000       $122,069         1,700,000              --
  Managing Director              1999          --          --             --                --              --
                                 1998          --          --             --                --              --
Kenneth A. Fox.................  2000    $302,404          --             --                --          $  850
  Managing Director, West Coast  1999    $225,000    $135,000(5)          --         1,800,000              --
  Operations                     1998    $119,538    $ 75,000             --         2,500,000              --
David D. Gathman(7)............  2000    $251,923    $ 75,000             --                --          $  756
  Chief Financial Officer        1999    $192,308    $100,000             --         1,500,000              --
  and Treasurer                  1998          --          --             --                --              --
Ronald W. Hovsepian(8).........  2000    $235,769    $230,000(9)          --         1,600,000          $1,134
  Managing Director, Operations  1999          --          --             --            40,000              --
                                 1998          --          --             --                --              --
Henry N. Nassau................  2000    $318,750    $129,000             --           250,000          $3,886
  Managing Director,             1999    $171,924    $200,000             --         1,500,000              --
  General Counsel and Secretary  1998          --          --             --                --              --

---------------
(1) The value of certain perquisites and other personal benefits is not included in the amounts disclosed because, with the exception of Messrs. Alexander and Andrews, see notes 4 and 6, respectively, it did not exceed for any officer in the table above the lesser of either $50,000 or 10% of the total annual salary and bonus reported for such officer.

(2) Includes term life insurance premiums paid by the Company in the following amounts: Mr. Buckley, $945; Mr. Alexander, $850; Mr. Fox, $850; Mr. Nassau, $1,134; Mr. Gathman, $756, and; Mr. Hovsepian, $1,134. Amounts listed for Mr. Buckley and Mr. Nassau also include $2,922 and $2,752, respectively, for whole life insurance premiums paid by the Company.

(3) Includes $62,500 paid in January 2000 in respect of individual performance and company success during 1999.

(4) Reported pursuant to Item 402(a)(3)(iii) of Regulation S-K. The $226,611 reported as "Other Annual Compensation" includes $121,800 in housing payments and $104,011 in tax reimbursements, both related to expenses incurred in the United Kingdom.

(5) Includes $22,500 paid in January 2000 in respect of individual performance and company success during 1999.

(6) The $112,069 reported as "Other Annual Compensation" includes timesharing and usage fees related to airplane transportation provided in lieu of relocation and related reimbursements.

(7) Reported pursuant to Item 402(a)(3)(iii) of Regulation S-K. Mr. Gathman served as Chief Financial Officer until August 10, 2000. He continued his employment with the Company through January 31, 2001.

(8) Mr. Hovsepian joined the Company on March 15, 2000. He received stock options in 1999 in conjunction with advisory services rendered to the Company.

(9) Includes $80,000 paid as a sign-on bonus.

STOCK OPTIONS

The following table sets forth information regarding stock options granted under the 1999 Equity Compensation Plan during the fiscal year 2000 to the executive officers of the Company named in the Summary Compensation Table:

             OPTION GRANTS DURING THE YEAR ENDED DECEMBER 31, 2000

                                                  Percentage                                          Potential Realizable Value at
                                  Number of        of Total                                              Assumed Annual Rates of
                                  Securities       Options                                             Stock Price Appreciation for
                                  Underlying      Granted to      Exercise                                    Option Term(3)
                                   Options        Employees       Price per        Expiration         ------------------------------
Name                              Granted(1)       in 2000        Share(2)            Date                 5%               10%
-----------------------           ----------      ----------      ---------      ---------------      ------------      ------------
Walter W. Buckley, III..                --            --               --                     --               --                --
Douglas A. Alexander....                --            --               --                     --               --                --
Nigel D. Andrews........           700,000           2.3%          $34.25          June 26, 2010      $15,077,749       $38,209,975
                                   300,000           1.0%          $12.06          Oct. 26, 2010      $ 2,275,812       $ 5,767,356
                                   300,000           1.0%          $ 5.66           Dec. 8, 2010      $ 1,067,146       $ 2,704,358
                                   400,000           1.3%          $ 3.03          Dec. 21, 2010      $   762,522       $ 1,932,381
Kenneth A. Fox..........                --            --               --                     --               --                --
David D. Gathman........                --            --               --                     --               --                --
Ronald W. Hovsepian.....           600,000           2.0%          $64.00         April 10, 2010      $24,149,554       $61,199,710
                                   100,000           0.3%          $39.56            May 5, 2010      $ 2,488,064       $ 6,305,244
                                   250,000           0.8%          $12.06          Oct. 26, 2010      $ 1,896,510       $ 4,806,130
                                   250,000           0.8%          $ 5.66           Dec. 8, 2010      $   889,288       $ 2,253,632
                                   400,000           1.3%          $ 3.03          Dec. 21, 2010      $   762,522       $ 1,932,381
Henry N. Nassau.........            75,000           0.2%          $12.06          Oct. 26, 2010      $   568,953       $ 1,441,839
                                    75,000           0.2%          $ 5.66           Dec. 8, 2010      $   266,787       $   676,089
                                   100,000           0.3%          $ 3.03          Dec. 21, 2010      $   190,631       $   483,095

---------------
(1) Options granted to employees prior to June 29, 2000 generally vest over five years at the rate of 20% of the shares subject to the option per year. Options granted to employees on or after June 29, 2000 generally vest over four years at the rate of 25% of the shares subject to the option per year. Unvested shares are subject to a right of repurchase upon termination of employment. Options expire eight or ten years from the date of grant.

(2) The Company granted options at an exercise price equal to the fair market value of its Common Stock on the date of grant, as determined by the most recent closing share price of the Company's Common Stock prior to the Compensation Committee or Board of Directors meeting at which the grant is made, as reported on the Nasdaq.

(3) These amounts represent hypothetical gains that could be achieved for the respective options if exercised at the end of the option term. These gains are based on assumed rates of stock price appreciation of 5% and 10% compounded annually from the date the respective options were granted to their expiration dates, based upon the per-share market price on the date of the grant. These assumptions are not intended to forecast future appreciation of the Company's stock price. The potential realizable value computation does not take into account federal or state income tax consequences of option exercises or sales of appreciated stock.

The following table sets forth information regarding 2000 fiscal year-end option values for each of the executive officers named below:

                    YEAR-END DECEMBER 31, 2000 OPTION VALUES

                                                                 Number of Securities            Value of Unexercised
                                                                Underlying Unexercised         In-the-Money Options at
                                Shares                        Options at Fiscal Year-End        Fiscal Year-End(1)($)
                             Acquired on        Value        ----------------------------    ----------------------------
Name                         Exercise (#)    Realized ($)    Exercisable    Unexercisable    Exercisable    Unexercisable
---------------------------  ------------    ------------    -----------    -------------    -----------    -------------
Walter W. Buckley, III.....          --               --             --          --                  --          --
Douglas A. Alexander.......          --               --             --          --                  --          --
Nigel D. Andrews...........          --               --      1,685,399      14,601           $ 100,000          --
Kenneth A. Fox.............          --               --             --          --                  --          --
David D. Gathman...........          --               --             --          --                  --          --
Ronald W. Hovsepian........          --               --      1,629,286      10,714           $ 100,000          --
Henry N. Nassau............          --               --        216,840      33,160           $  25,000          --

---------------
(1) These year-end values represent the difference between the fair market value of the Common Stock subject to options (based on the stock's closing price on the Nasdaq Stock Market on December 29, 2000) and the exercise price of the options.

LONG-TERM INCENTIVE PLAN

The Company established a limited partnership to hold all interests of partner companies that were acquired by the Company between August 6, 1999 and December 31, 2000. Under the Company's long-term incentive plan, participants purchased interests in this limited partnership. The Company allocated an approximate 12% interest for purchase by the participants. The Company, through a wholly-owned subsidiary acting as a general partner of the partnership, retains an approximate 88% interest in the partnership. The partnership can generally distribute securities that it holds to its partners after a liquidity event occurs with respect to one of its assets that results in the partnership receiving three times the cost of the interest in such asset, provided that the aggregate return on securities held by the partnership is at least 15%. If these thresholds are met, the limited partners will receive distributions of approximately 12% of the equity securities of the partner company that experienced a liquidity event. No distributions were made to plan participants in respect of fiscal year 2000 because the Compensation Committee determined that a key threshold requirement for distribution under the plan was not met. The percentages allocated during 2000 to each named executive officer in the limited partnership are included in the following table.

Name                                                   Percentage Interest
-----------------------------------------------------  -------------------
Walter W. Buckley, III...............................         0.85%
Douglas A. Alexander.................................         0.60%
Nigel D. Andrews.....................................         0.40%
Kenneth A. Fox.......................................         0.75%
David D. Gathman.....................................         0.40%
Ronald W. Hovsepian..................................         0.25%
Henry N. Nassau......................................         0.45%

--------------------------------------------------------------------------------

                          OTHER FORMS OF COMPENSATION

MEMBERSHIP PROFIT INTEREST PLAN

In 1996, the board of managers of Internet Capital Group, L.L.C. approved the Membership Profit Interest Plan, pursuant to which certain employees, consultants and advisors designated by the Company received grants of units of membership interest in Internet Capital Group, L.L.C. These units of membership interest could not be transferred prior to vesting of the rights of the holder. Twenty percent of each of these holder's units of membership interest vest each year over a five year period beginning on the vesting date established by the Board of Directors. Unvested units are forfeited to the Company if any holder's relationship with the Company is terminated.

Following the February 1999 reorganization of the Company from a limited liability company to a corporation, all outstanding grants became grants under the Company's new Membership Profit Interest Plan (the "MPI Plan"). The Board of Directors has the power, subject to the limitations contained in the MPI Plan, to prescribe the terms and conditions of any award granted under the MPI Plan, including the total number of shares awarded to each grantee and any applicable vesting schedule. As of December 31, 2000, a total of 13,089,051 shares of Common Stock were issued and outstanding under the MPI Plan, with an additional 478,199 shares reserved for possible future issuances.

1999 EQUITY COMPENSATION PLAN

The Company's 1999 Equity Compensation Plan (the "1999 Plan") authorizes 60,000,000 shares of Common Stock for issuance to designated employees of the Company and its subsidiaries, key advisors and non-employee members of the Board of Directors. The 1999 Plan encourages participants to contribute materially to achievement of the Company's objectives by using selective grants of incentive stock options, non-qualified options, stock appreciation rights, restricted shares, performance shares, dividend equivalent rights and cash awards to align the economic interests of participants and stockholders.

The Compensation Committee administers and interprets the 1999 Plan, and has the sole authority to designate participants, grant awards and determine grant terms, subject to the terms of the 1999 Plan.

The Compensation Committee may amend or terminate the 1999 Plan at any time. The 1999 Plan will terminate on May 1, 2009, unless the Compensation Committee terminates it earlier or extends it with the approval of the Company's stockholders.

EQUITY COMPENSATION LOAN PROGRAM

In accordance with the 1999 Plan and the applicable employee option agreements, and in consideration of certain restrictive covenants regarding the use of confidential information and non-competition, in 1999 the Company loaned some employees who had been awarded non-qualified stock options under the 1999 Plan amounts necessary to pay the exercise price of their outstanding options and to pay some portion of the income tax that these employees owed upon the exercise of such options. The loans are full recourse, bear interest at the Applicable Federal Rate, and have five-year terms. In addition, each eligible employee pledged the number of shares acquired pursuant to the exercise of the applicable option as collateral for the loan. If an eligible employee sells any shares acquired pursuant to the option exercise, such eligible employee is obligated under the terms of the loan to use the proceeds of such sale to repay that percentage of the original balance of the loan which is equal to the percentage determined by dividing the number of shares sold by the number of shares acquired pursuant to the exercise of the applicable option. If the eligible employee's employment by the Company is terminated for any reason, such eligible employee must repay the full outstanding loan balance to the Company within 90 days of such termination. Also, if the Company determines that a grantee breaches any of the terms of the restrictive covenants, such eligible employee must immediately repay any outstanding loan balance to the Company.

LONG-TERM INCENTIVE PLAN

The Company's long-term incentive plan supports its growth strategy since the plan permits participants to share directly in the growth of its partner companies. Each year the Company will allocate for the benefit of the participants in the long-term incentive plan up to 12% of the interests acquired during the year of companies that became partner companies after August 5, 1999. The plan permits the Compensation Committee to award grants to any employee of the Company in the form of interests in limited partnerships established by the Company to hold the interests acquired by the Company in a given year. The primary purpose of grants under the plan is to more closely align the interests of plan participants with those of the Company. All distributions are subject to the attainment of specified threshold levels, but the Compensation Committee can accelerate payout. No distributions were made from the plan for fiscal year 2000 because the Compensation Committee determined that a key threshold level required under the plan was not met.

401(K) PLAN

The Company sponsors the Internet Capital Group, Inc. 401(k) Plan, a defined contribution plan that is intended to qualify under Section 401(k) of the Code. All employees who are at least 21 years old are eligible to participate in the 401(k) Plan as of the first day of employment. A participating employee may make pre-tax contributions of a percentage (not less than 1% and not more than 15%) of his or her eligible compensation, subject to the limitations under the federal tax laws. The Company may make discretionary contributions to the 401(k) Plan, but it has never done so.

--------------------------------------------------------------------------------
                            STOCK PERFORMANCE GRAPH

          COMPARISON OF CUMULATIVE TOTAL RETURN* SINCE AUGUST 5, 1999
                      AMONG INTERNET CAPITAL GROUP, INC.,
                         THE NASDAQ COMPOSITE INDEX AND
                            THE GSTI INTERNET INDEX

The following graph presents a comparison of the Company's stock performance with that of the Nasdaq Composite Index and the Goldman Sachs Technology Internet Index from the date of the Company's initial public offering, August 5, 1999, through March 30, 2001.
[STOCK PERFORMANCE LINE GRAPH]

                                                          ICGE              NASDAQ COMPOSITE INDEX         GSTI INTERNET INDEX
                                                          ----              ----------------------         -------------------
8/5/99                                                   100.000                     100.000                     100.000
8/31/99                                                  306.905                     106.763                     107.616
9/30/99                                                  359.591                     107.028                     119.124
10/29/99                                                 476.215                     115.613                     121.594
11/30/99                                                 687.468                     130.023                     150.046
12/31/99                                                1391.304                     158.596                     185.988
1/31/00                                                  973.913                     153.570                     162.376
2/29/00                                                  865.473                     183.048                     180.378
3/31/00                                                  739.130                     178.220                     169.626
4/28/00                                                  346.803                     150.464                     131.334
5/31/00                                                  220.460                     132.546                     108.174
6/30/00                                                  302.941                     154.574                     115.158
7/31/00                                                  276.726                     146.814                     106.691
8/31/00                                                  285.422                     163.937                     125.335
9/29/00                                                  142.711                     143.144                     110.028
10/31/00                                                 108.440                     131.327                      86.351
11/30/00                                                  47.059                     101.251                      54.189
12/29/00                                                  26.854                      96.285                      47.422
1/31/01                                                   52.685                     108.064                      58.559
2/28/01                                                   31.457                      83.865                      39.825
3/30/01                                                   17.903                      71.722                      28.969

* $100 invested at closing prices on 8/5/99 in ICGE shares or in a stock index - including reinvestment of dividends.

                    SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
                       OWNERS AND DIRECTORS AND OFFICERS

The following table sets forth information as of March 30, 2001, with respect to shares of Common Stock beneficially owned by (i) each person or group that is known to the Company to be the beneficial owner of more than 5% of the outstanding Common Stock, (ii) each director and named executive officer of the Company and (iii) all directors and executive officers of the Company as a group. Unless otherwise specified, all shares are directly held.

                                                                            Number of Shares
                                                       Options and         Beneficially Owned
                                                         Warrants         Including Options and
                                                       Exercisable        Warrants Exercisable       Percent of Shares
5% Beneficial Owners, Directors, Named Officers       Within 60 Days         Within 60 Days             Outstanding
-----------------------------------------------       --------------      ---------------------      -----------------
Comcast ICG, Inc(1).................................     633,998               22,008,996                   7.9%
  c/o Comcast Corporation
  1500 Market Street
  Philadelphia, PA 19102
Safeguard Scientifics, Inc(2).......................          --               36,835,242                  13.2%
  435 Devon Park Drive
  Wayne, PA 19087
Douglas A. Alexander(3).............................          --                5,782,748                   2.1%
Nigel D. Andrews(4).................................   1,685,399                1,685,399                     *
David Berkman(5)....................................     225,000                  225,000                     *
Walter W. Buckley, III(6)...........................      21,833               12,165,999                   4.4%
Kenneth A. Fox(7)...................................      37,146               11,848,974                   4.3%
David D. Gathman....................................          --                  331,664                     *
Dr. Thomas P. Gerrity(8)............................      40,000                  925,945                     *
Ronald W. Hovsepian(9)..............................   1,629,286                1,629,286                     *
Robert E. Keith, Jr.(10)............................      95,533                  603,946                     *
Warren V. Musser(11)................................          --                  400,831                     *
Henry N. Nassau(12).................................     218,040                1,642,090                     *
Peter A. Solvik(13).................................      35,600                1,056,950                     *
All Directors and executive officers as a group
  (11 persons)(14)..................................   5,675,573               33,872,156                  11.9%

---------------
  *  Represents less than 1%

 (1) As reported by Comcast ICG, Inc. in its Schedule 13G/A filing of February 14, 2001. Includes 416,666 shares of Common Stock and warrants to purchase 83,333 shares of Common Stock held by Comcast Interactive Capital, L.P. as to which Comcast ICG, Inc. disclaimed beneficial ownership.

 (2) Includes 14,868,130 shares held by Safeguard Delaware, Inc., 21,678,003 shares held by Safeguard Scientifics (Delaware), Inc. and 289,109 shares held by Technology Leaders Management, Inc. Excludes a total of 215,711 shares held by TL Ventures IV, L.P. and TL Ventures IV Interfund, L.P., which are private equity funds affiliated with Safeguard Scientifics, Inc.

 (3) Includes shares of restricted Common Stock which have not vested pursuant to the Membership Profit Investment Plan and the 1999 Equity Compensation Plan. Also includes 8,825 shares of Common Stock held by the Douglas A. Alexander Qualified Grantor Annuity Trust and 8,000 shares of Common Stock held by two trusts for the benefit of certain of Mr. Alexander's relatives, each trust holding 4,000 shares of Common Stock.

 (4) Includes shares of Common Stock which have not vested pursuant to the 1999 Equity Compensation Plan.

 (5) Includes shares of Common Stock which have not vested pursuant to the 1999 Equity Compensation Plan.

 (6) Includes shares of restricted Common Stock that have not vested pursuant to the Membership Profit Interest Plan and the 1999 Equity Compensation Plan. Also includes 294,166 shares of Common Stock and warrants to purchase 1,833 shares of Common Stock held by Susan R. Buckley, wife of Walter W. Buckley, III, and 500,000 shares of Common Stock held by two trusts for the benefit of certain of Mr. Buckley's relatives, each trust holding 250,000 shares of Common Stock, as to which Mr. Buckley disclaims beneficial ownership.

 (7) Includes shares of restricted Common Stock that have not vested pursuant to the Membership Profit Interest Plan and the 1999 Equity Compensation Plan.

 (8) Includes shares of restricted Common Stock that have not vested pursuant to the 1999 Equity Compensation Plan. Also includes 36,054 shares of Common Stock held by Technology Leaders Advisers IV, Inc., for which Dr. Gerrity has sole voting and investment power. Additionally, includes 78,000 shares of Common Stock held by the Thomas P. Gerrity Generation Skipping Trust U/A 3/17/92 for the benefit of certain of Dr. Gerrity's relatives, as to which Dr. Gerrity disclaims beneficial ownership.

 (9) Includes shares of Common Stock which have not vested pursuant to the 1999 Equity Compensation Plan.

(10) Includes shares of Common Stock which have not vested pursuant to the 1999 Equity Compensation Plan. Also includes 202 shares held by Margot Keith and 7,500 shares held by the Keith 1999 Irrevocable Trust.

(11) Includes 3,100 shares of Common Stock held by the C.V. Sams Trust, of which Mr. Musser is a co-trustee with shared voting and investment powers. Also includes 10,000 shares of Common Stock held by Hilary Musser, wife of Warren V. Musser, as to which Mr. Musser disclaims beneficial ownership.

(12) Includes shares of Common Stock which have not vested pursuant to the 1999 Equity Compensation Plan. Also includes 300,000 shares of Common Stock held by a trust for the benefit of certain of Mr. Nassau's relatives. Mr. Nassau disclaims beneficial ownership of the shares held by the trust. Also includes 20,000 shares of Common Stock held by Catharine Nassau, wife of Henry N. Nassau, as to which Mr. Nassau disclaims beneficial ownership.

(13) Includes shares of restricted Common Stock that have not vested pursuant to the Membership Profit Interest Plan and the 1999 Equity Compensation Plan. Also includes 174,044 shares of Common Stock held by the Peter A. Solvik Annuity Trust u/i dtd. July 30, 1999, 174,044 shares of Common Stock held by the Patricia A. Solvik Annuity Trust u/i dtd. July 30, 1999 and 3,000 shares of Common Stock held by two trusts for the benefit of certain of Mr. Solvik's relatives, each trust holding 1,500 shares of Common Stock.

(14) Totals for "All Directors and executive officers as a group" include holdings of Edward H. West, a Managing Director and the Chief Financial Officer of the Company, and exclude holdings of Messrs. Alexander and Gathman, who were not executive officers at December 31, 2000.

SHARES OF SUBSIDIARY CORPORATIONS OWNED BY DIRECTORS AND OFFICERS OF INTERNET CAPITAL GROUP, INC.

ICG Commerce Holdings, Inc. is a majority owned subsidiary of the Company. As of April 10, 2001, executive officers and directors of the Company beneficially owned the following interests in ICG Commerce Holdings, Inc.:

David J. Berkman indirectly owns about 33,819 shares of Series B Preferred Stock, or less than 1% of the shares outstanding. These shares are held by ICGC Holdings, L.P., a limited partnership in which Mr. Berkman indirectly holds a limited partnership interest.

Dr. Thomas P. Gerrity directly owns 333,334 common shares, or less than 1% of the shares outstanding.

All other executive officers and directors of the Company as a group indirectly owned less than 1% of the shares outstanding.
--------------------------------------------------------------------------------

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Since 1999, the Company has leased its corporate offices in Wayne, Pennsylvania from Safeguard Scientifics, Inc. ("Safeguard"). In addition, the Company paid Safeguard for telephone services, health and general insurance coverage, and other services. From January 1, 2000 to December 31, 2000, the Company's payments to Safeguard under the lease and for these services totaled about $1.1 million. As of December 31, 2000, Safeguard beneficially owned about 13.2% of the Company's Common Stock. The Company believes that its lease in Wayne with Safeguard and the services provided to it are on terms no less favorable to the Company than those that would be available to it in an arm's-length transaction with a third party.

In November 2000, the Company entered into an agreement with the Trustees of the University of Pennsylvania pursuant to which the Company would provide an initial gift of $1,500,000 for the purpose of supporting faculty research and the development of new educational material focusing on e-business and could elect to commit additional fundings in support of an e-business initiative. By letter agreement dated November 10, 2000, Mr. Buckley agreed to assume the Company's obligation to provide the initial $1,500,000 gift.

EnerTech Capital Partners II ("EnerTech") is a private equity fund of which Safeguard is a general partner. Robert E. Keith, Jr., the Company's Chairman of the Board, is the Vice Chairman of Safeguard and the President and Chief Executive Officer of EnerTech's management company. Mr. Keith is also a general partner of EnerTech. In 2000, the Company committed to invest a total of $10,000,000 for approximately a 4% ownership interest in EnerTech, of which $1,500,000 was advanced in 2000. As an investor, the Company pays EnerTech annual management fees of about 2% of its commitment. In 2000, the Company also paid $42,164 in interest to EnerTech.

In June 2000, the Company purchased from EnerTech 2,666,667 shares of the Series A Preferred Stock of ICG Commerce Holdings, Inc. for $14,000,000. The Company received a $735,055 distribution from EnerTech as its portion of such proceeds. The purchase agreement provides for an additional, contingent payment of as much as $70,000,000 from the Company to EnerTech in the event that the future valuation of ICG Commerce Holdings, Inc. exceeds specified thresholds. In the event that any such contingent payment is made, the Company would be entitled to a portion of such payment as a result of its interest in EnerTech.

In May and July 1999, some of the Company's executive officers and directors exercised options to purchase the Company's Common Stock. Instead of paying the Company in cash, the executive officers and directors delivered promissory notes to the Company in the aggregate amount of $29,256,000 (comprised of $12,960,000 and $16,296,000 in May and July 1999, respectively). The promissory notes, maturing in 2004, bear interest at rates of 5.22% and 5.82%, are secured by 15,600,000 shares of the Company's Common Stock and are full recourse.

Likewise, in June 1999, some of the Company's executive officers and directors borrowed money from the Company to pay tax liabilities incurred as a result of exercising options to purchase the Company's Common Stock. These loans are evidenced by promissory notes delivered by these executive officers and directors to the Company in the aggregate principal amount of $4,367,160 bearing interest at 5.22% and maturing in 2004. These loans are secured by shares of the Company's Common Stock held by the borrowing executives and are full recourse. In April 2000, an officer of the Company borrowed $417,600 from the Company to pay tax liabilities incurred as a result of exercising options to purchase the Company's Common Stock. This loan was evidenced by a promissory note in the principal amount of $417,600 bearing interest at 6.71% and maturing in 2005. This note was paid in full in September 2000.

The following table sets forth information for the fiscal year ending December 31, 2000, as well as outstanding balances at March 31, 2001, relating to indebtedness to the Company incurred in fiscal years 1999 and 2000 by the foregoing makers of promissory notes to the Company:

                                                                                                    Largest
                                                                                                     amount        Total amount
Name of Maker;                                                                                    outstanding     outstanding on
Relationship to Company                       Description of Indebtedness; Key Terms             during 2000(1)     3/31/01(1)
-----------------------            ------------------------------------------------------------  --------------   --------------
Douglas A. Alexander               To fund 5/99 option exercise; 5.22% interest; due 5/04          $2,669,219      $ 2,579,512
(officer)                          To fund 7/99 option exercise; 5.82% interest; due 7/04          $3,614,533      $ 2,792,299
                                   To fund payment of tax liabilities; 5.22%; due 6/04             $1,233,495      $         0
                                   To fund payment of tax liabilities; 6.71%; due 4/05             $  426,121      $         0
                                   Aggregate amount at March 31, 2001:                                             $ 5,371,811

Walter W. Buckley, III             To fund 5/99 option exercise; 5.22% interest; due 5/04          $2,818,855      $ 2,853,929
(executive officer and director)   To fund 7/99 option exercise; 5.82% interest; due 7/04          $7,354,541      $ 7,457,203
                                   To fund payment of tax liabilities; 5.22%; due 6/04             $1,302,742      $ 1,319,030
                                   Aggregate amount at March 31, 2001:                                             $11,630,162

Kenneth A. Fox                     To fund 5/99 option exercise; 5.22% interest; due 5/04          $2,710,438      $ 2,744,162
(executive officer and director)   To fund 7/99 option exercise; 5.82% interest; due 7/04          $6,565,857      $ 6,648,293
                                   To fund payment of tax liabilities; 5.22%; due 6/04             $1,505,106      $ 1,523,924
                                   Aggregate amount at March 31, 2001:                                             $10,916,379

David D. Gathman                   To fund 5/99 option exercise; 5.22% interest; due 5/04          $1,373,380      $         0
(former executive officer)         To fund payment of tax liabilities; 5.22%; due 6/04             $  634,631      $         0
                                   Aggregate amount at March 31, 2001:                                             $         0

Dr. Thomas P. Gerrity              To fund 5/99 option exercise; 5.22% interest; due 5/04          $  411,956      $   243,673
(director)

Henry N. Nassau                    To fund 5/99 option exercise; 5.22% interest; due 6/04          $3,888,536      $ 3,562,330
(executive officer)

---------------
(1) Includes all amounts owed as principal and capitalized or accrued interest.

In connection with Mr. Gathman's separation from employment with the Company, in December 2000, the Company repurchased from Mr. Gathman 780,000 unvested shares of Common Stock in exchange for the Company's cancellation of $842,434 (comprised of $780,000 in note principal and $62,434 in capitalized and accrued interest) of outstanding obligations of Mr. Gathman to the Company.

As of March 31, 2001, aggregate outstanding obligations of the Company's executive officers and directors listed in the foregoing table total $31,654,144, and are secured by 13,624,000 shares of the Company's Common Stock.
--------------------------------------------------------------------------------

                               EXECUTIVE OFFICERS

The current executive officers of the Company are as follows:

Walter W. Buckley, III, President, Chief Executive Officer and Director. Mr. Buckley is described above as an incumbent Class III director.

Kenneth A. Fox, Managing Director, West Coast Operations and Director. Mr. Fox is described above as an incumbent Class III director.

Ronald W. Hovsepian, Managing Director, Operations. Prior to joining Internet Capital Group, Inc. as Managing Director on March 15, 2000, Mr. Hovsepian spent 16 years at IBM Corporation in a variety of executive and general management roles. Most recently, he was IBM's Vice President of Business Development for the retail and consumer packaged goods industry, where he led IBM's entry into the business-to-business exchange marketplace. Mr. Hovsepian also served on the advisory board of Internet Capital Group, Inc. and guided IBM's investment in the Company. Formerly, he was IBM's worldwide General Manager for retail and consumer packaged goods solutions, where he led all aspects of strategy, marketing, sales, product management, and business development. Mr. Hovsepian serves as a director of Ann Taylor Corporation, eCredit.com, Inc., Logistics.com, Inc. and Syncra Systems, Inc. Age: 40.

Henry N. Nassau, Managing Director, General Counsel and Secretary. Mr. Nassau has served as one of Internet Capital Group, Inc.'s Managing Directors and as General Counsel and Secretary since May 1999.

Mr. Nassau was a partner in the law firm of Dechert from September 1987 to May 1999 and was Chair of the Business Department from January 1998 to May 1999. At Dechert, Mr. Nassau engaged in the practice of corporate law, concentrating on mergers and acquisitions. Mr. Nassau serves as a director of Bliley Electric Company, Breakaway Solutions, Inc., CourtLink Corporation, Erie Indemnity Company, Erie Family Life Insurance Company, HigherMarkets, Inc., ICG Asia Ltd. and PaperExchange.com, Inc. Age: 46.

Edward H. West, Managing Director and Chief Financial Officer. Mr. West joined the Company as Chief Financial Officer in August 2000. He reports directly to the CEO and manages all corporate finance and accounting, treasury, corporate development, investor relations and information technology activities. Mr. West's responsibilities also include development and implementation of financial strategy. Before joining the Company, Mr. West held various management positions at Delta Air Lines, Inc. from June 1994 until August 2000 and was Executive Vice President and Chief Financial Officer from September 1999 to August 2000. As Chief Financial Officer at Delta, Mr. West was a member of Delta Air Lines' Executive Council and had broad responsibility for all corporate and operational financial functions, including accounting, treasury, capital markets, investor relations, procurement, financial planning and analysis and benefit trust management. He served as Chairman of the Board of Delta Technology, the airline's technology subsidiary. Age: 34.
--------------------------------------------------------------------------------

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

The rules of the Securities and Exchange Commission require the Company to disclose late filings of stock transaction reports by its executive officers and directors. Based solely on a review of reports filed by the Company on these individuals' behalf and written representations from them that no other reports were required, all Section 16(a) filing requirements have been met during fiscal year 2000 except that Walter W. Buckley, III filed an amended Form 3 and amended Forms 4 with respect to May and June 2000 in August 2000, Nigel D. Andrews and Edward H. West each filed amended Forms 4 with respect to October 2000 in January 2001, and Robert E. Keith, Jr. filed a Form 5 in February 2001 for transactions which occurred in March and June 2000 and should have been reported previously on Form 4.
--------------------------------------------------------------------------------

                       SEPARATION OF EMPLOYMENT AGREEMENT

Effective February 28, 2001, the Company and Nigel D. Andrews entered into a Separation of Employment Agreement and General Release (the "Separation Agreement") in connection with Mr. Andrews' separation from employment with the Company. Terms of the Separation Agreement include Mr. Andrews' agreement to be available for advisory services to the Company for a six month period for the equivalent of two (2) days per week. Mr. Andrews agreed to one-year non-solicitation provisions with respect to employees, consultants, independent contractors and customers of the Company and its direct or indirect affiliates. The Separation Agreement also includes Mr. Andrews' general release of any and all actual or future causes of action against the Company. In consideration of Mr. Andrews' execution of the Separation Agreement, the Company agreed to accelerate vesting of 400,000 stock options granted to Mr. Andrews on December 21, 2000 and to extend the expiration date for option exercises until two (2) years from his termination of employment with the Company. The Company shall pay Mr. Andrews for any distributions declared prior to March 31, 2002 under the Company's Long-Term Incentive Plan for events occurring in calendar years 2000 and 2001, and will pay COBRA premiums for insurance benefits for Mr. Andrews for up to two (2) years. Certain non-compete covenants signed by Mr. Andrews will be released after cessation of his advisory role with the Company, except with respect to enumerated competitors of the Company.

--------------------------------------------------------------------------------

                       COMPENSATION COMMITTEE INTERLOCKS
                           AND INSIDER PARTICIPATION

The Compensation Committee makes all executive compensation decisions. Messrs. Gerrity, Keith and Solvik serve as the members of the Compensation Committee. No member of the Compensation Committee is a former or current executive officer or employee of the Company. To the Company's knowledge, none of its executive officers, directors or Compensation Committee members currently serve on the compensation committee of any other company whose directors and executive officers served on the Company's Compensation Committee during the fiscal year ended December 31, 2000.
--------------------------------------------------------------------------------

                                 OTHER BUSINESS

The Company is not aware of any other matters that will be presented for stockholder action at the Annual Meeting. If other matters are properly introduced, the person named in the accompanying proxy will vote the shares they represent in accordance with their judgment.

By Order of the Board of Directors

/s/ Henry N. Nassau

Henry N. Nassau
Secretary

April 27, 2001

                                                                       EXHIBIT A

                          INTERNET CAPITAL GROUP, INC.

                            AUDIT COMMITTEE CHARTER

PURPOSE

The primary function of the Audit Committee is to assist the Board of Directors in fulfilling its oversight responsibilities by reviewing the following: the financial reports and other financial information provided by the Corporation to its shareholders, the SEC and others; the Corporation's systems of internal controls regarding finance, accounting, legal compliance and business conduct that Management and the Board have established; and the Corporation's auditing, accounting and financial processes generally. Consistent with this function, the Audit Committee should encourage continuous improvement of and adherence to these processes and systems. The Audit Committee's primary duties and responsibilities are to:

     - serve as an independent and objective party to monitor the Corporation's financial reporting process and internal control systems;

     - review(1) and appraise the audit efforts of the Corporation's independent accountants; and

     - provide an open avenue of communication among the independent accountants, financial and senior Management and the Board of Directors.

In the exercise of its oversight responsibilities, it is not the duty of the Committee to plan or conduct audits or to determine that the Corporation's financial statements fairly present the Corporation's financial position and results of operation and are in accordance with generally accepted accounting principles. Instead, such duties remain the responsibility of Management and the outside auditor. Nothing contained in this charter is intended to alter or impair the operation of the "business judgment rule" as interpreted by the courts under the Delaware General Corporation Law. Further, nothing contained in this charter is intended to alter or impair the right of the members of the Committee under the Delaware General Corporation Law to rely, in discharging their responsibilities, on the records of the Corporation and on other information presented to the Committee, Board or the Corporation by its officers or employees or by outside experts.

COMPOSITION OF THE AUDIT COMMITTEE

The Committee shall consist of three members of the Board. The members shall be appointed by action of the Board and shall serve at the discretion of the Board. Each Committee member shall satisfy the "independence" requirements of the NASDAQ Stock Market or other appropriate governing body, unless the Board otherwise determines. Each Committee member must be able to read and understand fundamental financial statements, including a company's balance sheet, income statement, and cash flow statement or must be able to do so within a reasonable period of time after his or her appointment to the Committee.

Determination of the true, actual and effective independence of any Audit Committee member that has or had some relationship with the Corporation, will be made by the Board of Directors with weight given to both prudent principles and "appearances".

---------------

(1) Auditing literature, particularly, Statement of Accounting Standards No. 71, defines the term "review" to include a particular set of required procedures to be undertaken by independent accountants. The members of the Audit Committee are not independent accountants, and the term "review" as used in this Audit Committee Charter is not intended to have this meaning. Consistent with footnote 47 of SEC Release No. 34-42266, any use in this Audit Committee Charter of the term "review" should not be interpreted to suggest that the Committee members can or should follow the procedures required of auditors performing reviews of interim financial statements.

The members of the Audit Committee shall be elected by the Board at its organizational meeting to hold such position until the next annual meeting or until their successors shall be duly elected and qualified. The Chairman of the Audit Committee shall be selected by the Board at this organizational meeting.

MEETINGS

The Committee shall meet at least four times annually, or more frequently as circumstances dictate. As part of its job to foster open communication, the Committee should meet at least twice annually with Management and the independent accountants in separate executive sessions to discuss any matters that the Committee believes should be discussed privately. In addition, the Committee, or at least its Chair, should meet with the independent accountants and Management quarterly in advance of any release to review the Corporation's financials consistent with its responsibilities and duties.

The Committee shall report to the Board of Directors at each regularly scheduled Board meeting on significant results of its activities.

The Committee shall have the authority to establish its own rules and procedures consistent with the bylaws of the Corporation for notice and conduct of its meetings, should the Committee, in its discretion, deem it desirable to do so.

The Committee may, in its discretion, utilize the services of the Corporation's regular corporate legal counsel with respect to legal matters or, at its discretion, retain other legal counsel if it determines that such counsel is necessary or appropriate under the circumstances.

RESPONSIBILITIES AND DUTIES

To fulfill its responsibilities and duties, the Audit Committee shall:

 Documents/Reports Review

     - Review the Corporation's annual and interim financial statements and any reports or other financial information submitted to the shareholders, the SEC, and others, including any certification, report, opinion or review rendered by the independent accountants.

     - Review the regular internal reports to Management prepared by the internal auditors and Management's response.

     - Review with Management and the independent accountants the 10-Q, 10-K, and any related public disclosure prior to its filing or prior to the release of earnings. The Chair of the Committee may represent the entire Committee for purposes of this review.

  Independent Accountants

     - After consultation with Management, recommend to the Board of Directors the selection of the independent accountants, considering independence and effectiveness, and approve the fees and other compensation to be paid to the independent accountants.

     - Periodically, the Committee should review and discuss with the independent accountants all significant relationships such accountants have with the Corporation which might affect their independence. In connection with this review, the independent auditors shall provide the Committee with a written statement delineating all relationships between the auditors and the Corporation.

     - Review the performance of the independent accountants with both Management and the independent accountants.

     - Subject to the overall direction of the Audit Committee, the internal audit function will be managed on a day-to-day operational basis by the Chief Financial Officer.

     - Periodically meet with the independent accountants separately and privately to hear their views on the Corporation's internal controls and the qualitative aspects of the Corporation's financial reporting, including the quality and consistency of both accounting policies and the underlying judgments.

  Financial Reporting Processes

     - Review with financial Management and the independent accountants the quality and consistency, not just the acceptability, of the judgments and appropriateness of the accounting principles and financial disclosure practices used by the Corporation. This discussion shall cover the degree of aggressiveness or conservatism of both the accounting principles employed and the underlying judgments.

     - Approve any significant changes to the Corporation's auditing and accounting principles and practices after considering the advice of the independent accountants and Management.

     - Focus on the reasonableness of control processes for identifying and managing key business, financial and regulatory reporting risks.

  Process Improvement

     - Following the completion of the annual audit, review separately with Management and the independent accountants any significant difficulties encountered during the course of the audit, including any restrictions on the scope of work or access to required information.

     - Periodically review processes and policies for communicating with investors and analysts.

     - Review any significant disagreement among Management and the independent accountants in connection with the preparation of the financial statements.

     - Review with the independent accountants and Management the extent to which changes or improvements in financial or accounting practices, as approved by the Audit Committee, have been implemented. (This review should be conducted at an appropriate time subsequent to implementation of changes or improvements, as decided by the Committee.)

  Business Conduct and Legal Compliance

     - Approve the Corporation's Code of Business Conduct and review Management's processes for communicating and enforcing this Code.

     - Review Management's monitoring of the Corporation's compliance with the organization's Code of Business Conduct, and ensure that Management has the proper review system in place to ensure that Corporation's financial statements, reports, and other financial information disseminated to governmental organizations and the public to satisfy legal requirements.

     - Review, with the Corporation's counsel, any legal matter that could have a significant impact on the Corporation's financial statements.

  Other Responsibilities

     - Review and reassess the Committee's charter at least annually and submit any recommended changes to the Board for its consideration.

     - Provide the report for inclusion in the Corporation's Annual Proxy Statement that is required by Item 306 of Regulation S-K of the Securities and Exchange Commission.

     - Through its Chair, report periodically, as deemed necessary or desirable by the Committee, but at least annually, to the full Board regarding the Committee's actions and recommendations, if any.

     - Perform any other activities consistent with this Charter, the Corporation's By-laws and governing law, as the Committee or the Board deems necessary or appropriate.

EFFECTIVE DATE

THIS AUDIT COMMITTEE CHARTER WAS ADOPTED BY THE BOARD OF DIRECTORS EFFECTIVE AS OF JUNE 9, 2000.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ITEMS 1 AND 2.

                                                          Please mark your
                                                         votes as indicated  [X]
                                                          in this example


ITEM 1. ELECTION OF DIRECTORS

         FOR all nominees                                  WITHHOLD
        listed to the right                                AUTHORITY
         (except as marked                          to vote for all nominees
          to the contrary)                            listed to the right

              [  ]                                           [  ]


Nominees: (1) Dr. Thomas P. Gerrity, (2) Robert E. Keith, Jr.

To withhold authority to vote for one or more nominee(s), write that name(s) of the nominee(s) below.


________________________________________________________________________________

ITEM 2. RATIFICATION OF INDEPENDENT AUDITORS

FOR       AGAINST       ABSTAIN
[ ]         [ ]           [ ]

ITEM 3. OTHER MATTERS

In their discretion, the proxies are authorized to vote upon such other matters as may properly come before the meeting or at any adjournments thereof.



                                  Dated __________________________________, 2001

                                  ______________________________________________

                                  ______________________________________________
                                                   Signature(s)

                                  NOTE: PLEASE DATE THIS PROXY, SIGN YOUR NAME
                                  EXACTLY AS IT APPEARS HEREON, AND RETURN
                                  PROMPTLY USING THE ENCLOSED POSTAGE PAID
                                  ENVELOPE. JOINT OWNERS SHOULD EACH SIGN. WHEN SIGNING AS ATTORNEY, EXECUTOR, ADMINISTRATOR, TRUSTEE OR GUARDIAN, PLEASE GIVE FULL TITLE AS SUCH.

--------------------------------------------------------------------------------
                            - FOLD AND DETACH HERE -


                      VOTE BY INTERNET OR TELEPHONE OR MAIL
                          24 HOURS A DAY, 7 DAYS A WEEK

YOUR TELEPHONE OR INTERNET VOTE AUTHORIZES THE NAMED PROXIES TO VOTE YOUR SHARES
   IN THE SAME MANNER AS IF YOU MARKED, SIGNED AND RETURNED YOUR PROXY CARD.


                                    INTERNET
                        HTTP://WWW.PROXYVOTING.COM/ICGE
Use the Internet to vote your proxy. Have your proxy card in hand when you access the web site. You will be prompted to enter your control number, located in the box below, to create and submit an electronic ballot.

                                       OR

                                   TELEPHONE
                                 1-800-840-1208
Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call. You will be prompted to enter your control number, located in the box below, and then follow the directions given.

                                       OR

                                      MAIL
Mark, sign and date your proxy card and return it in the enclosed postage-paid envelope.


              IF YOU VOTE YOUR PROXY BY INTERNET OR BY TELEPHONE,
                  YOU DO NOT NEED TO MAIL BACK YOUR PROXY CARD.

                          INTERNET CAPITAL GROUP, INC.
                    PROXY FOR ANNUAL MEETING OF STOCKHOLDERS
                                  MAY 30, 2001

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

      KNOW ALL MEN BY THESE PRESENTS, that the undersigned stockholder of INTERNET CAPITAL GROUP, INC., a Delaware corporation, does hereby constitute and appoint Walter W. Buckley, III, Henry N. Nassau and Edward H. West, or any one of them, with full power to act alone and to designate substitutes, the true and lawful attorneys and proxies of the undersigned for and in the name and stead of the undersigned, to vote all shares of Common Stock of Internet Capital Group, Inc. which the undersigned would be entitled to vote if personally present at the Annual Meeting of Stockholders to be held at The Desmond Great Valley, One Liberty Boulevard, Malvern, Pennsylvania 19355, on May 30, 2001 at 10:00 a.m., and at any and all adjournments and postponements thereof, as follows:

      THIS PROXY WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS INDICATED, THIS PROXY WILL BE VOTED FOR ITEMS 1 AND 2 AND WILL GRANT DISCRETIONARY AUTHORITY PURSUANT TO ITEM 3.

       (CONTINUED, AND TO BE MARKED, DATED AND SIGNED, ON THE OTHER SIDE)

--------------------------------------------------------------------------------
                            - FOLD AND DETACH HERE -